                                                                     EXHIBIT 10.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Kemper Investors Life Insurance Company and Contract Owners of KILICO Individual and Group Variable and Market Value Adjusted Deferred Annuity Contracts:

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 (File No. 333-86046) to the registration statement on Form N-4 (the "Registration Statement") of our report dated March 22, 2002, relating to the consolidated financial statements of Kemper Investors Life Insurance Company, and of our report dated February 22, 2002, relating to the financial statements of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account, which appear in such Statement of Additional Information, and to the incorporation by reference of such reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information and Prospectus.

PricewaterhouseCoopers LLP

Chicago, Illinois
July 23, 2002